Exhibit 99.1

FOR IMMEDIATE RELEASE

PREMIER FINANCIAL CORP. ANNOUNCES THIRD QUARTER 2023 RESULTS

Including Core Deposit Growth and Increased Net Interest Margin

Third Quarter 2023 Highlights

•
Core net income up from prior quarter
•
Net interest margin increased one basis point to 2.73% from prior quarter
•
Deposit growth of $71 million (up 4.1% annualized), including $92 million for core customer deposits excluding brokered (up 5.6% annualized)
•
Expenses down 14.5%, or 6.8% excluding transaction costs, and core efficiency ratio improved by 96 basis points from prior quarter
•
Loan delinquencies down 9.5% from prior quarter and two consecutive quarters of net recoveries
•
Regulatory capital ratios improve by 23 basis points from prior quarter including common equity tier 1 (“CET1”) ratio up to 11.08%
•
Declared dividend of $0.31 per share, up 3.3% from prior year comparable period
•
Launched new digital banking platform to improve clients’ banking experience in October

DEFIANCE, OHIO (October 24, 2023) – Premier Financial Corp. (Nasdaq: PFC) (“Premier” or the “Company”) announced today 2023 third quarter results, including net income of $24.7 million ($0.69 per diluted common share) compared to $48.4 million ($1.35 per diluted common share), or core $24.2 million ($0.68 per diluted common share) excluding the insurance agency sale, for the second quarter of 2023.

“I am pleased to announce Premier’s continued improvement in net income, net interest income, and net interest margin performance for the third quarter,” said Gary Small, President and CEO of Premier. “Average annualized loan growth for the quarter totaled 2.9%, consistent with our focus on serving existing client needs while remaining very selective in the pursuit of new relationships. Continued success in attracting customer deposits (up 5.6% annualized for the quarter) will translate into higher loan growth as we enter 2024.”

“Premier’s credit metrics remain steady with delinquencies down as our consumer and commercial clients continue to manage their resources well. Commercial line usage is drifting lower each month as clients utilize their excess cash to reduce line balances. The business outlook across our markets remains strong, yet conservative. Warehouse vacancy is low and manufacturing order boards remain robust, with labor availability as the major constraint. Many companies are focusing on profit margins versus growth as they work through the uncertain economic environment. The housing market remains very tight in most markets with continuing new job creation, a consistent theme across the network. The Federal Reserve’s more paced approach toward interest rates in recent months has allowed the bank, and our clients, time to address the impacts of the higher rate environment,” added Small.

“We at Premier will continue to build capital and make investments designed to improve our business, our client experience, and benefit the communities we serve,” Small continued. “To that end, all of us at Premier are very excited to have just concluded a major initiative focused on improving our client experience. We’ve recently installed a new state-of-the-art digital banking system designed to improve our clients’ banking experience across all channels of the organization. The new digital banking platform has transformed our mobile and online banking experience, bringing new features and services to our clients. Now that we’ve completed the consumer upgrades, expect to see more regarding business banking improvements in early 2024. Premier remains committed to providing an exceptional customer experience, and are committed to making investments that will best serve our clients today and in the future.”

Quarterly results

Capital, deposits and liquidity

Regulatory ratios all improved during the third quarter of 2023, including CET1 of 11.08%, Tier 1 of 11.55% and Total Capital of 13.33%, each up 23 basis points. All of these ratios also exceed well-capitalized guidelines pro forma for accumulated other comprehensive income (“AOCI”), including CET1 of 8.36%, Tier 1 of 8.84% and Total Capital of 10.61%.

Total deposits increased 4.1% annualized, or $71.2 million, during the third quarter of 2023, due to a $92.3 million increase in customer deposits (up 5.6% annualized), offset partly by a decrease of $21.1 million in brokered deposits. Total average interest-bearing deposit costs increased 47 basis points to 2.54% for the third quarter of 2023. This increase was primarily due to brokered deposits and the migration of customers from non-interest bearing deposits into interest-bearing deposits, including higher cost time deposits, as customers continue to seek better yields. Total average customer deposit costs including non-interest and excluding brokered deposits and acquisition marks were 1.85% during the month of September, representing a cumulative beta of 32% compared to the change in the monthly average effective Federal Funds rate that increased 525 basis points to 5.33% since December 2021, as reported by the Federal Reserve Economic Data.

At September 30, 2023, uninsured deposits were 32.8% of total deposits, or 17.7% adjusting for collateralized deposits, other insured deposits and internal company accounts. Total quantifiable liquidity sources totaled $2.57 billion, or 204.0% of adjusted uninsured deposits, and were comprised of the following at September 30, 2023:

•
$117.5 million of cash and cash equivalents with a 5.40% Federal Reserve rate;
•
$280.9 million of unpledged securities with an average yield of 3.05%;
•
$1.3 billion of Federal Home Loan Bank (“FHLB”) borrowing capacity with an overnight borrowing rate of 5.40%;
•
$316.7 million of brokered deposits based on a Company policy limit of 10% of deposits, with market pricing dependent on brokers and duration;
•
$70.0 million of unused lines of credit with an average borrowing rate of 6.65%; and
•
$471.4 million of borrowing capacity at the Federal Reserve with an average rate of 5.48%.

Additional liquidity sources include deposit growth, cash earnings in excess of dividends, loan repayments/participations/sales, and securities cash flows, which are estimated to be $66.5 million over the next 12 months.

Net interest income and margin

Net interest income of $54.3 million on a tax equivalent (“TE”) basis in the third quarter of 2023 was up 0.5% from $54.1 million in the second quarter of 2023 but down 14.5% from $63.5 million in the third quarter of 2022. The TE net interest margin of 2.73% in the third quarter of 2023 increased one basis point from 2.72% in the second quarter of 2023 but decreased 67 basis points from 3.40% in the third quarter of 2022. Results for all periods include the impact of Paycheck Protection Program (“PPP”) as well as acquisition marks and related accretion. Third quarter 2023 includes $142 thousand of accretion in interest income, $180 thousand of accretion in interest expense, and $4 thousand of interest income on average balances of $553 thousand for PPP.

Excluding the impact of acquisition marks accretion and PPP loans, core net interest income was $54.0 million, up 0.6% from $53.7 million in the second quarter of 2023 but down 14.1% from $62.9 million in the third quarter of 2022. Additionally, the core net interest margin was 2.71% for the third quarter of 2023, up one basis point from 2.70% for the second quarter of 2023 but down 65 basis points from 3.36% for the third quarter of 2022. These results are positively impacted by the combination of loan growth and higher loan yields, which were 5.12% for the third quarter of 2023 compared to 4.86% in the second quarter of 2023 and 4.29% in the third quarter of 2022. Excluding the impact of PPP, balance sheet hedges and acquisition marks accretion, loan yields were 5.16% in September 2023 for an increase of 141 basis points since December 2021, which represents a cumulative beta of 27% compared to the change in the monthly average effective Federal Funds rate for the same period.

The cost of funds in the third quarter of 2023 was 2.17%, up 25 basis points from the second quarter of 2023 and up 162 basis points from the third quarter of 2022. The increases are largely due to the higher average deposit costs discussed above. Excluding the impact of balance sheet hedges and acquisition marks accretion, cost of funds were 2.24% in September 2023 for an increase of 203 basis points since December 2021, which represents a cumulative beta of 39% compared to the change in the monthly average effective Federal Funds rate for the same period.

“Our margin has been very consistent over the past six months as we’ve taken steps to attract new money at the right rate, manage the migration of existing deposits into higher rate offerings, and have appropriately repriced loan renewals to reflect today’s environment,” said Small. “These steps, combined with nimble balance sheet management, will be the key to additional net interest income and margin improvement in the future.”

Non-interest income

Excluding insurance commissions, total non-interest income in the third quarter of 2023 of $13.3 million was up 2.6% from $12.9 million in the second quarter of 2023 excluding the $36.3 million gain on the sale of the insurance agency, and 0.3% from $13.2 million in the third quarter of 2022, primarily due to fluctuations in mortgage banking and gains/losses on securities. Mortgage banking income increased $0.3 million on a linked quarter basis but decreased $0.7 million year-over-year, primarily as a result of fluctuations in gain margins.

Security gains were $256 thousand in the third quarter of 2023, partly due to increased valuations on equity securities. This compares to gains of $64 thousand in the second quarter of 2023 and $43 thousand in the third quarter of 2022, each primarily from increased valuations on equity securities. Service fees in the third quarter of 2023 were $6.9 million, a 3.4% decrease from $7.2 million in the second quarter of 2023 but a 6.1% increase from $6.5 million in the third quarter of 2022. This change was primarily due to fluctuations in loan fees, including commercial customer swap activity. Due to the insurance agency sale in the second quarter of 2023, there were no insurance commissions in the third quarter of 2023, compared to $4.1 million in the second quarter of 2023 and $3.5 million in the third quarter of 2022. Wealth management income of $1.5 million in the third quarter of 2023 was consistent with $1.5 million in the second quarter of 2023 and up from $1.4 million in the third quarter of 2022.

Non-interest expenses

Non-interest expenses in the third quarter of 2023 were $38.1 million, a 6.8% decrease from $40.8 million in the second quarter of 2023, excluding transaction costs for the insurance agency sale, and a 7.4% decrease from $41.1 million in the third quarter of 2022. Compensation and benefits were $21.8 million in the third quarter of 2023, compared to $24.2 million in the second quarter of 2023 and $24.5 million in the third quarter of 2022. The linked quarter decrease was primarily due to the insurance agency sale and cost saving initiatives that began during the second quarter of 2023. The year-over-year decrease was primarily due to the insurance agency sale, partially offset by costs related to higher staffing levels for our 2022 growth initiatives and higher base compensation, including 2022 mid-year adjustments and 2023 annual adjustments. FDIC premiums decreased $0.4 million on a linked quarter basis due to accrual true-up in the prior quarter, but increased $0.4 million from the third quarter of 2022 primarily due to year-over-year growth. All other non-interest expenses increased only a net $11 thousand on a linked quarter basis and decreased a net $0.7 million on a year-over-year basis due to the insurance agency sale and cost saving initiatives. The efficiency ratio for the third quarter of 2023 of 56.5% improved from 57.5% (excluding transaction costs and the insurance agency gain on sale) in the second quarter of 2023 due to cost saving initiatives but worsened from 51.3% in the third quarter of 2022 due to lower revenues.

“We continue to execute on expense reductions and are pleased to have improved our core efficiency ratio almost 100 basis points this quarter,” said Paul Nungester, CFO of Premier. “Through the combination of successful cost save initiatives implemented to-date and the insurance agency sale, we have reduced our expense run-rate 11% to $152 million annualized from our beginning of the year estimate of $170 million.”

Credit quality

Non-performing assets totaled $39.9 million, or 0.47% of assets, at September 30, 2023, an increase from $37.6 million at June 30, 2023, and from $33.6 million at September 30, 2022. Loan delinquencies decreased to $17.2 million, or 0.24% of loans, at September 30, 2023, from $19.0 million at June 30, 2023, but increased from $13.2 million at September 30, 2022. Classified loans totaled $63.5 million, or 0.90% of loans, as of September 30, 2023, an increase from $60.5 million at June 30, 2023, and from $45.0 million at September 30, 2022.

The 2023 third quarter results include net recoveries of $347 thousand and a total provision benefit of $0.8 million, compared with net loan charge-offs of $154 thousand and a total provision expense of $4.0 million for the same period in 2022. The allowance for credit losses as a percentage of total loans was 1.14% at September 30, 2023, compared with 1.13% at June 30, 2023, and 1.14% at September 30, 2022. The allowance for credit losses as a percentage of total loans excluding PPP and including unaccreted acquisition marks was 1.17% at September 30, 2023, compared with 1.16% at June 30, 2023, and 1.19% at September 30, 2022. The continued economic improvement following the 2020 pandemic-related downturn has resulted in a year-over-year decrease in the allowance percentages.

“Our commercial and credit teams have expanded their loan review and analysis routines looking for early warning indicators of potential stress on specific loans and categories (e.g., office), with particular focus on ‘shocking’ the portfolio for the effect of future repricing scenarios,” said Small.

Year to date results

For the nine-month period ended September 30, 2023, net income totaled $91.2 million, or $2.55 per diluted common share, compared to $76.9 million, or $2.15 per diluted common share for the nine months ended September 30, 2022. 2023 results include the impact of the insurance agency sale for a net gain on sale after transaction costs of $32.6 million pre-tax, or $0.67 per diluted share after-tax. Excluding the impact of this item, year-to-date 2023 core net income were $67.1 million, or $1.87 per diluted share.

Net interest income of $164.8 million on a TE basis for the first nine months of 2023 was down 8.9% from $181.0 million for the same period in 2022. The TE net interest margin of 2.78% in the first nine months of 2023 decreased 62 basis points from 3.40% for the same period in 2022. Results for all periods include the impact of PPP as well as acquisition marks and related accretion. 2023 year-to-date includes $475 thousand of accretion in interest income, $613 thousand of accretion in interest expense, and $15 thousand of interest income on average balances of $729 thousand for PPP. Excluding the impact of acquisition marks accretion and PPP loans, core net interest income was $163.7 million, down 6.5% from $175.1 million in the first nine months 2022. Additionally, the core net interest margin was 2.76% for the first nine months of 2023, down 53 basis points from 3.29% for the same period of 2022. These results are positively impacted by the combination of loan growth and higher loan yields, which were 4.88% for the first nine months of 2023 compared to 4.13% for the same period in 2022. The cost of funds in the first nine months of 2023 was 1.87%, up 154 basis points for the same period of 2022. The year-over-year increase is largely due to utilization of higher cost FHLB borrowings in support of loan growth in excess of deposit growth during 2022.

Excluding insurance commissions and the $36.3 million gain on the sale of the insurance agency, total non-interest income in the first nine months of 2023 of $33.9 million was down 5.5% from $35.9 million for the same period of 2022. Insurance commissions were $8.9 million in 2023 down from $12.0 million in the first nine months of 2022 due to the insurance agency sale on June 30, 2023. Mortgage banking income decreased $4.2 million year-over-year as a result of a $3.1 million decrease in gains primarily from lower production and margins, as well as a $155 thousand mortgage servicing rights (“MSR”) valuation gain in the first nine months of 2023 compared to a $1.6 million gain for the same period of 2022.

Security losses were $1.1 million in the nine months of 2023, primarily due to decreased valuations on equity securities. This compares to a loss of $1.8 million from decreased valuations on equity securities in the first nine months 2022. The company also sold $21 million of available-for-sale (“AFS”) securities for a $27 thousand gain with average yields less than FHLB borrowing rates during the first nine months of 2023. Service fees in the first nine months of 2023 were $20.6 million, a 7.0% increase from $19.2 million in the first nine months of 2022, primarily due to fluctuations in loan fees including commercial customer swap activity and consumer activity for interchange and ATM/NSF charges. Wealth management income of $4.5 million in the first nine months of 2023 was up 6.7% from $4.2 million in the first nine months of 2022. Bank owned life insurance income of $3.5 million in the first nine months of 2023 increased from $3.0 million in the first nine months of 2022 with $0.4 million of claim gains in 2023 compared to none in 2022.

Excluding transaction costs for the insurance agency sale, non-interest expenses in the first nine months of 2023 were $121.7 million, essentially flat from $121.5 million in the first nine months of 2022. Compensation and benefits were $71.6 million in the first nine months of 2023, compared to $72.4 million in the first nine months of 2022. The year-over-year decrease was primarily due to the insurance agency sale on June 30, 2023, and cost saving initiatives that began during the second quarter of 2023 partially offset by costs related to higher staffing levels for our 2022 growth initiatives and higher base compensation, including 2022 mid-year adjustments and 2023 annual adjustments. FDIC premiums increased $2.1 million on a year-over-year basis primarily due to higher rates and our 2022 growth initiatives. All other non-interest expenses decreased a net $1.1 million on a year-over-year basis. The efficiency ratio (excluding transaction costs and the insurance agency gain on sale) for the first nine months of 2023 of 58.3% worsened from 52.7% in the first nine months of 2022 due to lower revenues partly offset by cost saving initiatives that began during the second quarter of 2023.

Results for the first nine months of 2023 include net loan charge-offs of $1.9 million and a total provision expense of $3.5 million, compared with net loan charge-offs of $5.3 million and a total provision expense of $11.5 million for the same period in 2022. The provision expense for both years is primarily due to relative loan growth.

Total assets at $8.56 billion

Total assets at September 30, 2023, were $8.56 billion, compared to $8.62 billion at June 30, 2023, and $8.24 billion at September 30, 2022. Loans receivable were $6.70 billion at September 30, 2023, compared to $6.71 billion at June 30, 2023, and $6.21 billion at September 30, 2022. At September 30, 2023, loans receivable increased $489.2 million on a year-over-year basis, or 7.9%. Commercial loans excluding PPP increased by $248.3 million from September 30, 2022, or 6.0%. Securities at September 30, 2023, were $0.92 billion, compared to $0.97 billion at June 30, 2023, and $1.08 billion at September 30, 2022. All securities are either AFS or trading and are reflected at fair value on the balance sheet. Also, at September 30, 2023, goodwill and other intangible assets totaled $308.8 million compared to $309.9 million at June 30, 2023, and $337.9 million at September 30, 2022, with the decreases attributable to intangibles amortization and the insurance agency sale.

Total non-brokered deposits at September 30, 2023, were $6.67 billion, compared with $6.58 billion at June 30, 2023, and $6.67 billion at September 30, 2022. At September 30, 2023, customer deposits increased $92.3 million on a linked quarter basis, or 5.6% annualized. Brokered deposits were $392.2 million at September 30, 2023, compared to $413.2 million at June 30, 2023 and $69.9 million at September 30, 2022.

Total stockholders’ equity was $919.6 million at September 30, 2023, compared to $937.0 million at June 30, 2023, and $865.0 million at September 30, 2022. The quarterly decrease in stockholders’ equity was primarily due to a decrease in AOCI, which was related to $24.9 million for a negative valuation adjustment on the AFS securities portfolio, partly offset by net earnings after dividends. The year-over-year increase was primarily due to net earnings after dividends including the impact the insurance agency sale offset partly by a decrease in AOCI, which was primarily related to $16.3 million of negative valuation adjustments on the AFS securities portfolio. At September 30, 2023, 1,199,634 common shares remained available for repurchase under the Company’s existing repurchase program.

Dividend to be paid November 17

The Board of Directors declared a quarterly cash dividend of $0.31 per common share payable November 17, 2023, to shareholders of record at the close of business on November 10, 2023. The dividend represents an annual dividend of 7.5 percent based on the Premier common stock closing price on October 23, 2023. Premier has approximately 35,731,000 common shares outstanding.

Conference call

Premier will host a conference call at 11:00 a.m. ET on Wednesday, October 25, 2023, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-833-470-1428 and using access code 346494. Internet access to the call is also available (in listen-only mode) at the following URL: https://events.q4inc.com/attendee/320076724.The webcast replay of the conference call will be available at www.PremierFinCorp.com for one year.

About Premier Financial Corp.

Premier Financial Corp. (Nasdaq: PFC), headquartered in Defiance, Ohio, is the holding company for Premier Bank. Premier Bank, headquartered in Youngstown, Ohio, operates 75 branches and 9 loan offices in Ohio, Michigan, Indiana and Pennsylvania and also serves clients through a team of wealth professionals dedicated to each community banking branch. For more information, visit the company’s website at PremierFinCorp.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This document may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements regarding projections, forecasts, goals and plans of Premier Financial Corp. and its management, future movements of interests, loan or deposit production levels, future credit quality ratios, future strength in the market area, and growth projections. These statements do not describe historical or current facts and may be identified by words such as “intend,” “intent,” “believe,” “expect,” “estimate,” “target,” “plan,” “anticipate,” or similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” “can,” or similar verbs. There can be no assurances that the forward-looking statements included in this presentation will prove to be accurate. In light of the significant uncertainties in the forward-looking statements, the inclusion of such information should not be regarded as a representation by Premier or any other persons, that our objectives and plans will be achieved. Forward-looking statements involve numerous risks and uncertainties, any one or more of which could affect Premier’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. These risks and uncertainties include, but not limited to: financial markets, our customers, and our business and results of operation; changes in interest rates; disruptions in the mortgage market; risks and uncertainties inherent in general and local banking, insurance and mortgage conditions; political uncertainty; uncertainty in U.S. fiscal or monetary policy; uncertainty concerning or disruptions relating to tensions surrounding the current socioeconomic landscape; competitive factors specific to markets in which Premier and its subsidiaries operate; increasing competition for financial products from other financial institutions and nonbank financial technology companies; future interest rate levels; legislative or regulatory rule making or actions; capital market conditions; security breaches or unauthorized disclosure of confidential customer or Company information; interruptions in the effective operation of information and transaction processing systems of Premier or Premier’s vendors and service providers; failures or delays in integrating or adopting new technology; the impact of the cessation of LIBOR interest rates and implementation of a replacement rate; and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2022 and any further amendments thereto. All forward-looking statements made in this presentation are based on information presently available to the management of Premier and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law. As required by U.S. GAAP, Premier will evaluate the impact of subsequent events through the issuance date of its September 30, 2023, consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause Premier to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

Non-GAAP Reporting Measures

We believe that net income, as defined by U.S. GAAP, is the most appropriate earnings measurement. However, we consider core net interest income, core net income and core pre-tax pre-provision income to be a useful supplemental measure of our operating performance. We define core net interest income as net interest income on a tax-equivalent basis excluding income from PPP loans and purchase accounting marks accretion. We define core net income as net income excluding the after-tax impact of the insurance agency gain on sale and related transaction costs. We define core pre-tax pre-provision income as pre-tax pre-provision income excluding the pre-tax impact of the insurance agency gain on sale and related transaction costs. We believe that these metrics are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the Company between periods or as compared to other financial institutions or other companies on a consistent basis without having to account for income from PPP loans, purchase accounting marks accretion or the insurance agency sale. Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and ratings agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other financial institutions or other companies. Please see the exhibits for reconciliations of our supplemental reporting measures.

Consolidated Balance Sheets (Unaudited)
Premier Financial Corp.

	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2023	2023	2023	2022	2022

Assets
Cash and cash equivalents
Cash and amounts due from depositories	$70,642	$71,096	$68,628	$88,257	$67,124
Interest-bearing deposits	46,855	50,631	88,399	39,903	37,868
	117,497	121,727	157,027	128,160	104,992

Available-for-sale, carried at fair value	911,184	961,123	998,128	1,040,081	1,063,713
Equity securities, carried at fair value	5,860	6,458	6,387	7,832	15,336
Securities investments	917,044	967,581	1,004,515	1,047,913	1,079,049

Loans (1)	6,696,869	6,708,568	6,575,829	6,460,620	6,207,708
Allowance for credit losses - loans	(76,513)	(75,921)	(74,273)	(72,816)	(70,626)
Loans, net	6,620,356	6,632,647	6,501,556	6,387,804	6,137,082
Loans held for sale	135,218	128,079	119,604	115,251	129,142
Mortgage servicing rights	19,642	20,160	20,654	21,171	20,832
Accrued interest receivable	34,648	30,056	29,388	28,709	26,021
Federal Home Loan Bank stock	25,049	39,887	37,056	29,185	28,262
Bank Owned Life Insurance	172,906	171,856	170,841	170,713	169,728
Office properties and equipment	55,679	55,736	55,982	55,541	53,747
Real estate and other assets held for sale	387	561	393	619	416
Goodwill	295,602	295,602	317,988	317,988	317,948
Core deposit and other intangibles	13,220	14,298	17,804	19,074	19,972
Other assets	155,628	138,021	129,508	133,214	148,949
Total Assets	$8,562,876	$8,616,211	$8,562,316	$8,455,342	$8,236,140

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$1,545,595	$1,573,837	$1,649,726	$1,869,509	$1,826,511
Interest-bearing deposits	5,127,863	5,007,358	4,969,436	4,893,502	4,836,113
Brokered deposits	392,181	413,237	154,869	143,708	69,881
Total deposits	7,065,639	6,994,432	6,774,031	6,906,719	6,732,505
Advances from FHLB	339,000	455,000	658,000	428,000	411,000
Subordinated debentures	85,197	85,166	85,123	85,103	85,071
Advance payments by borrowers	22,781	26,045	26,300	34,188	33,511
Reserve for credit losses - unfunded commitments	4,690	5,708	6,577	6,816	7,061
Other liabilities	126,002	112,889	97,835	106,795	102,032
Total Liabilities	7,643,309	7,679,240	7,647,866	7,567,621	7,371,180
Stockholders’ Equity
Preferred stock	-	-	-	-	-
Common stock, net	306	306	306	306	306
Additional paid-in-capital	690,038	689,579	689,807	691,453	691,578
Accumulated other comprehensive income (loss)	(200,282)	(168,721)	(153,709)	(173,460)	(181,231)
Retained earnings	560,945	547,336	510,021	502,909	488,305
Treasury stock, at cost	(131,440)	(131,529)	(131,975)	(133,487)	(133,998)
Total Stockholders’ Equity	919,567	936,971	914,450	887,721	864,960
Total Liabilities and Stockholders’ Equity	$8,562,876	$8,616,211	$8,562,316	$8,455,342	$8,236,140

(1) Includes PPP loans of:	$526	$577	$791	$1,143	$1,181

Consolidated Statements of Income (Unaudited)
Premier Financial Corp.
	Three Months Ended					Nine Months Ended
(in thousands, except per share amounts)	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Interest Income:
Loans	$86,612	$81,616	$76,057	$72,194	$65,559	$244,285	$177,366
Investment securities	6,943	6,997	7,261	7,605	6,814	21,201	18,489
Interest-bearing deposits	652	641	444	444	221	1,737	387
FHLB stock dividends	690	905	394	482	510	1,989	743
Total interest income	94,897	90,159	84,156	80,725	73,104	269,212	196,985
Interest Expense:
Deposits	34,874	26,825	21,458	13,161	6,855	83,157	11,749
FHLB advances	4,597	8,217	5,336	3,941	2,069	18,150	2,609
Subordinated debentures	1,162	1,125	1,075	1,000	868	3,362	2,326
Notes Payable	-	-	-	4	-	-	1
Total interest expense	40,633	36,167	27,869	18,106	9,792	104,669	16,685
Net interest income	54,264	53,992	56,287	62,619	63,312	164,543	180,300
Provision (benefit) for credit losses - loans	245	1,410	3,944	3,020	3,706	5,599	9,483
Provision (benefit) for credit losses - unfunded commitments	(1,018)	(870)	(238)	(246)	306	(2,126)	2,030
Total provision (benefit) for credit losses	(773)	540	3,706	2,774	4,012	3,473	11,513
Net interest income after provision	55,037	53,452	52,581	59,845	59,300	161,070	168,787
Non-interest Income:
Service fees and other charges	6,947	7,190	6,428	6,632	6,545	20,564	19,221
Mortgage banking income	3,274	2,940	(274)	(299)	3,970	5,940	10,170
Gain (loss) on sale of non-mortgage loans	-	71	-	-	-	71	-
Gain (loss) on sale of available for sale securities	-	(7)	34	1	-	27	-
Gain (loss) on equity securities	256	71	(1,445)	1,209	43	(1,118)	(1,760)
Gain on sale of insurance agency	-	36,296	-	-	-	36,296	-
Insurance commissions	-	4,131	4,725	3,576	3,488	8,856	12,043
Wealth management income	1,509	1,537	1,485	1,582	1,355	4,531	4,246
Income from Bank Owned Life Insurance	1,050	1,015	1,417	984	983	3,482	2,961
Other non-interest income	217	102	92	543	320	412	1,051
Total Non-interest Income	13,253	53,346	12,462	14,228	16,704	79,061	47,932
Non-interest Expense:
Compensation and benefits	21,813	24,175	25,658	24,999	24,522	71,646	72,397
Occupancy	3,145	3,320	3,574	3,383	3,463	10,039	10,657
FDIC insurance premium	1,346	1,786	1,288	1,276	976	4,420	2,370
Financial institutions tax	989	961	852	795	1,050	2,802	3,315
Data processing	4,010	3,640	3,863	3,882	3,121	11,513	9,899
Amortization of intangibles	1,078	1,223	1,270	1,293	1,338	3,571	4,156
Transaction costs	-	3,652	-	-	-	3,652	-
Other non-interest expense	5,671	5,738	6,286	7,400	6,629	17,695	18,689
Total Non-interest Expense	38,052	44,495	42,791	43,028	41,099	125,338	121,483
Income before income taxes	30,238	62,303	22,252	31,045	34,905	114,793	95,236
Income tax expense	5,551	13,912	4,103	5,770	6,710	23,566	18,324
Net Income	$24,687	$48,391	$18,149	$25,275	$28,195	$91,227	$76,912

Earnings per common share:
Basic	$0.69	$1.35	$0.51	$0.71	$0.79	$2.55	$2.15
Diluted	$0.69	$1.35	$0.51	$0.71	$0.79	$2.55	$2.15

Average Shares Outstanding:
Basic	35,730	35,722	35,606	35,589	35,582	35,701	35,709
Diluted	35,794	35,800	35,719	35,790	35,704	35,769	35,818

Premier Financial Corp.
Selected Quarterly Information
	Three Months Ended					Nine Months Ended
(dollars in thousands, except per share data)	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Summary of Operations
Tax-equivalent interest income (1)	$94,951	$90,226	$84,260	$80,889	$73,301	$269,437	$197,637
Interest expense	40,633	36,167	27,869	18,106	9,792	104,669	16,685
Tax-equivalent net interest income (1)	54,318	54,059	56,391	62,783	63,509	164,768	180,952
Provision expense for credit losses	(773)	540	3,706	2,774	4,012	3,473	11,513
Non-interest income (ex securities gains/losses)	12,997	53,282	13,873	13,018	16,661	80,152	49,692
Core non-interest income (ex securities gains/losses) (2)	12,997	16,986	13,873	13,018	16,661	43,856	49,692
Non-interest expense	38,052	44,495	42,791	43,028	41,099	125,338	121,483
Core non-interest expense (2)	38,052	40,843	42,791	43,028	41,099	121,686	121,483
Income tax expense	5,551	13,912	4,103	5,770	6,710	23,566	18,324
Net income	24,687	48,391	18,149	25,275	28,195	91,227	76,912
Core net income (2)	24,687	24,230	18,149	25,275	28,195	67,066	76,912
Tax equivalent adjustment (1)	54	67	104	164	197	225	652
At Period End
Total assets	$8,562,876	$8,616,211	$8,562,316	$8,455,342	$8,236,140
Goodwill and intangibles	308,822	309,900	335,792	337,062	337,920
Tangible assets (3)	8,254,054	8,306,311	8,226,524	8,118,280	7,898,220
Earning assets	7,744,522	7,818,825	7,751,130	7,620,056	7,411,403
Loans	6,696,869	6,708,568	6,575,829	6,460,620	6,207,708
Allowance for loan losses	76,513	75,921	74,273	72,816	70,626
Deposits	7,065,639	6,994,432	6,774,031	6,906,719	6,732,505
Stockholders’ equity	919,567	936,971	914,450	887,721	864,960
Stockholders’ equity / assets	10.74%	10.87%	10.68%	10.50%	10.50%
Tangible equity (3)	610,745	627,071	578,658	550,659	527,040
Tangible equity / tangible assets	7.40%	7.55%	7.03%	6.78%	6.67%
Average Balances
Total assets	$8,582,219	$8,597,786	$8,433,100	$8,304,462	$8,161,389	$8,538,248	$7,807,013
Earning assets	7,969,363	7,951,520	7,783,850	7,653,648	7,477,795	7,904,565	7,097,421
Loans	6,763,232	6,714,240	6,535,080	6,359,564	6,120,324	6,671,687	5,726,369
Deposits and interest-bearing liabilities	7,486,595	7,538,674	7,385,946	7,278,531	7,116,910	7,470,774	6,748,783
Deposits	7,045,827	6,799,605	6,833,521	6,773,382	6,654,328	6,893,762	6,452,713
Stockholders’ equity	939,456	921,441	901,587	875,287	912,224	920,967	945,141
Goodwill and intangibles	309,330	334,862	336,418	337,207	338,583	326,771	339,946
Tangible equity (3)	630,126	586,579	565,169	538,080	573,641	594,196	605,195
Per Common Share Data
Earnings per share ("EPS") - Basic	$0.69	$1.35	$0.51	$0.71	$0.79	$2.55	$2.15
EPS - Diluted	0.69	1.35	0.51	0.71	0.79	2.55	2.15
EPS - Core diluted (2)	0.69	0.68	0.51	0.71	0.79	1.87	2.15
Dividends Paid	0.31	0.31	0.31	0.30	0.30	0.93	0.90
Market Value:
High	$22.89	$21.01	$27.80	$30.51	$29.36	$27.99	$32.52
Low	15.70	13.60	20.39	26.11	24.67	13.60	24.67
Close	17.06	16.02	20.73	26.97	25.70	17.06	25.70
Common Book Value	25.74	26.23	25.61	24.94	24.32
Tangible Common Book Value (3)	17.09	17.55	16.21	15.47	14.82
Shares outstanding, end of period (000s)	35,731	35,727	35,701	35,591	35,563
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	2.73%	2.72%	2.90%	3.28%	3.40%	2.78%	3.40%
Return on average assets	1.14%	2.26%	0.86%	1.21%	1.37%	1.43%	1.32%
Core return on average assets (2)	1.14%	1.13%	0.86%	1.22%	1.39%	1.05%	1.32%
Return on average equity	10.43%	21.06%	8.07%	11.46%	12.26%	13.24%	10.88%
Core return on average equity (2)	10.43%	10.55%	8.07%	11.58%	12.40%	9.74%	10.88%

Return on average tangible equity	15.54%	33.09%	12.88%	18.64%	19.50%	20.53%	16.99%
Core return on average tangible equity (2)	15.54%	16.57%	10.51%	14.64%	16.33%	15.09%	16.99%
Efficiency ratio (4)	56.53%	41.45%	60.90%	56.76%	51.26%	51.18%	52.67%
Core efficiency ratio (2)	56.53%	57.49%	60.90%	56.76%	51.26%	58.33%	52.67%
Effective tax rate	18.36%	22.33%	18.44%	18.59%	19.22%	20.53%	19.24%
Common dividend payout ratio	44.93%	22.96%	60.78%	42.25%	37.97%	36.47%	41.86%
(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2) Core items exclude the impact of insurance agency disposition related items. See non-GAAP reconciliations.

(3) Tangible assets = total assets less the sum of goodwill and core deposit and other intangibles. Tangible equity = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock. Tangible common book value = tangible equity divided by shares outstanding at the end of the period.

(4) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

Premier Financial Corp.
Yield Analysis
(dollars in thousands)	Three Months Ended						Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22		9/30/23	9/30/22
Average Balances
Interest-earning assets:
Loans receivable (1)	$6,763,232	$6,714,240	$6,535,080	$6,359,564	$6,120,324		$6,671,687	$5,726,369
Securities	1,137,730	1,155,451	1,190,359	1,236,511	1,262,435		1,160,987	1,266,681
Interest Bearing Deposits	38,210	36,730	35,056	29,884	68,530		36,677	84,745
FHLB stock	30,191	45,099	30,353	28,386	27,414		35,214	19,626
Total interest-earning assets	7,969,363	7,951,520	7,790,848	7,654,345	7,478,703	-	7,904,565	7,097,421
Non-interest-earning assets	612,856	646,266	642,252	650,117	682,686	-	633,683	709,592
Total assets	$8,582,219	$8,597,786	$8,433,100	$8,304,462	$8,161,389		$8,538,248	$7,807,013
Deposits and Interest-bearing Liabilities:
Interest bearing deposits	$5,490,945	$5,195,727	$5,078,510	$4,901,412	$4,846,419		$5,256,571	$4,688,047
FHLB advances and other	355,576	653,923	467,311	419,761	377,533		491,861	210,908
Subordinated debentures	85,179	85,146	85,114	85,084	85,049		85,147	85,019
Notes payable	13	-	-	304	-		4	143
Total interest-bearing liabilities	5,931,713	5,934,796	5,630,935	5,406,561	5,309,001		5,833,583	4,984,117
Non-interest bearing deposits	1,554,882	1,603,878	1,755,011	1,871,970	1,807,909		1,637,191	1,764,666
Total including non-interest-bearing deposits	7,486,595	7,538,674	7,385,946	7,278,531	7,116,910		7,470,774	6,748,783
Other non-interest-bearing liabilities	156,168	137,671	145,567	150,644	132,255		146,507	113,089
Total liabilities	7,642,763	7,676,345	7,531,513	7,429,175	7,249,165		7,617,281	6,861,872
Stockholders' equity	939,456	921,441	901,587	875,287	912,224		920,967	945,141
Total liabilities and stockholders' equity	$8,582,219	$8,597,786	$8,433,100	$8,304,462	$8,161,389		$8,538,248	$7,807,013
IEAs/IBLs	134%	134%	138%	142%	141%		136%	142%

Interest Income/Expense
Interest-earning assets:
Loans receivable (2)	$86,618	$81,622	$76,063	$72,201	$65,564		$244,303	$177,385
Securities (2)	6,991	7,058	7,359	7,762	7,006		21,408	19,122
Interest Bearing Deposits	652	641	444	444	221		1,737	387
FHLB stock	690	905	394	482	510		1,989	743
Total interest-earning assets	94,951	90,226	84,260	80,889	73,301		269,437	197,637
Deposits and Interest-bearing Liabilities:
Interest bearing deposits	$34,874	$26,825	$21,458	$13,161	$6,855		$83,157	$11,749
FHLB advances and other	4,597	8,217	5,336	3,941	2,069		18,150	2,609
Subordinated debentures	1,162	1,125	1,075	1,001	868		3,362	2,326
Notes payable	-	-	-	3	-		-	1
Total interest-bearing liabilities	40,633	36,167	27,869	18,106	9,792		104,669	16,685
Non-interest bearing deposits	-	-	-	-	-		-	-
Total including non-interest-bearing deposits	40,633	36,167	27,869	18,106	9,792		104,669	16,685
Net interest income	$54,318	$54,059	$56,391	$62,783	$63,509		$164,768	$180,952
Less: PPP income	(4)	(5)	(6)	(6)	(26)		(15)	(3,827)
Less: Acquisition marks accretion	(322)	(380)	(387)	(554)	(608)		(1,088)	(2,051)
Core net interest income	$53,992	$53,674	$55,998	$62,223	$62,875		$163,665	$175,074

Annualized Average Rates
Interest-earning assets:
Loans receivable	5.12%	4.86%	4.66%	4.54%	4.29%		4.88%	4.13%
Securities (3)	2.46%	2.44%	2.47%	2.51%	2.22%		2.46%	2.01%
Interest Bearing Deposits	6.83%	6.98%	5.07%	5.94%	1.29%		6.31%	0.61%
FHLB stock	9.14%	8.03%	5.19%	6.79%	7.44%		7.53%	5.05%

Total interest-earning assets	4.77%	4.54%	4.33%	4.23%	3.92%	4.54%	3.71%
Deposits and Interest-bearing Liabilities:
Interest bearing deposits	2.54%	2.07%	1.69%	1.07%	0.57%	2.11%	0.33%
FHLB advances and other	5.17%	5.03%	4.57%	3.76%	2.19%	4.92%	1.65%
Subordinated debentures	5.46%	5.29%	5.05%	4.71%	4.08%	5.26%	3.65%
Notes payable	-	-	-	3.95%	-	-	0.93%
Total interest-bearing liabilities	2.74%	2.44%	1.98%	1.34%	0.74%	3.59%	0.67%
Non-interest bearing deposits	-	-	-	-	-	-	-
Total including non-interest-bearing deposits	2.17%	1.92%	1.51%	1.00%	0.55%	1.87%	0.33%
Net interest spread	2.03%	2.10%	2.35%	2.89%	3.18%	0.95%	3.04%
Net interest margin (4)	2.73%	2.72%	2.90%	3.28%	3.40%	2.78%	3.40%
Core net interest margin (4)	2.71%	2.70%	2.88%	3.25%	3.36%	2.76%	3.29%

(1) Includes average PPP loans of:	$553	$673	$965	$1,160	$1,889	$729	$15,790

(2) Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21%.

(3) Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.

(4) Net interest margin is tax equivalent net interest income divided by average interest-earning assets. Core net interest margin represents net interest margin excluding PPP and acquisition marks accretion.

Premier Financial Corp.
Deposits and Liquidity
(dollars in thousands)
	As of and for the Three Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Ending Balances
Non-interest-bearing demand deposits	$1,545,595	$1,573,837	$1,649,726	$1,869,509	$1,826,511
Savings deposits	709,938	748,392	775,186	797,376	817,853
Interest-bearing demand deposits	580,069	594,325	646,329	653,960	665,974
Money market account deposits	1,279,551	1,282,721	1,342,451	1,493,729	1,463,600
Time deposits	925,353	904,717	856,720	768,678	630,077
Public funds, ICS and CDARS deposits	1,632,952	1,477,203	1,348,750	1,179,759	1,258,610
Brokered deposits	392,181	413,237	154,869	143,708	69,881
Total deposits	$7,065,639	$6,994,432	$6,774,031	$6,906,719	$6,732,505

Average Balances
Non-interest-bearing demand deposits	$1,554,882	$1,603,878	$1,755,011	$1,871,970	$1,807,909
Savings deposits	728,545	762,074	782,215	806,653	825,673
Interest-bearing demand deposits	575,744	603,572	637,423	651,685	681,247
Money market account deposits	1,278,381	1,311,177	1,430,905	1,418,549	1,493,019
Time deposits	912,579	872,991	825,652	685,453	610,708
Public funds, ICS and CDARS deposits	1,573,213	1,399,749	1,232,230	1,235,772	1,204,968
Brokered deposits	422,483	246,164	170,085	103,300	30,804
Total deposits	$7,045,827	$6,799,605	$6,833,521	$6,773,382	$6,654,328

Average Rates
Non-interest-bearing demand deposits	0.00%	0.00%	0.00%	0.00%	0.00%
Savings deposits	0.03%	0.02%	0.02%	0.02%	0.02%
Interest-bearing demand deposits	0.11%	0.10%	0.07%	0.07%	0.07%
Money market account deposits	2.02%	1.73%	1.54%	0.81%	0.40%
Time deposits	2.68%	2.27%	1.83%	1.05%	0.58%
Public funds, ICS and CDARS deposits	4.18%	3.71%	3.32%	2.41%	1.38%
Brokered deposits	5.36%	4.92%	4.19%	3.32%	2.37%
Total deposits	1.98%	1.58%	1.26%	0.78%	0.41%

Other Deposits Data
Loans/Deposits Ratio	94.8%	95.9%	97.1%	93.5%	92.2%
Uninsured deposits %	32.8%	31.5%	32.3%	35.3%	35.5%
Adjusted uninsured deposits % (1)	17.7%	17.3%	19.6%	22.2%	22.2%
Top 20 depositors %	14.1%	12.4%	12.1%	5.4%	11.3%
Public funds %	18.8%	17.5%	16.5%	14.8%	15.9%
Average account size (excluding brokered)	$27.1	$26.7	$27.0	$27.8	$27.5

Securities Data
Held-to-maturity (HTM) at fair value	$-	$-	$-	$-	$-
Available-for-sale (AFS) at fair value (2)	911,184	961,123	998,128	1,040,081	1,063,713
Equity investment at fair value (3)	5,860	6,458	6,387	7,832	15,336
Total securities at fair value	$917,044	$967,581	$1,004,515	$1,047,913	$1,079,049
Cash+Securities/Assets	12.1%	12.6%	13.6%	13.9%	14.4%
Projected AFS cash flow in next 12 months	$66,495	$64,687	$73,184	$73,319	$76,119
AFS average life (years)	6.5	6.5	6.4	6.5	6.6

Liquidity Sources
Cash and cash equivalents	$117,497	$121,727	$157,027	$128,160	$104,992
Unpledged securities at fair value	280,916	298,471	211,468	288,134	342,979
FHLB borrowing capacity	1,311,091	1,542,459	1,358,650	1,528,978	1,217,516
Brokered deposits (Company policy limit of 10%)	316,697	288,719	524,889	549,370	605,552
Bank and parent lines of credit	70,000	70,000	70,000	70,000	70,000

Federal Reserve - Discount Window and BTFP (4)	471,395	491,141	129,918	44,471	-
Total	$2,567,596	$2,812,517	$2,451,952	$2,609,113	$2,341,039
Total liquidity to adjusted uninsured deposits ratio	204.0%	230.5%	183.2%	168.9%	155.4%

(1) Adjusted for collateralized deposits, other insured deposits and intra-company accounts.
(2) Mark-to-market included in accumulated other comprehensive income.
(3) Mark-to-market included in net income each quarter.
(4) Includes borrowing capacity related to unpledged securities at par value in excess of fair value under Bank Term Funding Program.

Premier Financial Corp.
Loans and Capital
(dollars in thousands)
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Loan Portfolio Composition
Residential real estate	$1,797,676	$1,711,632	$1,624,331	$1,535,574	$1,478,360
Residential real estate construction	51,637	111,708	141,209	176,737	119,204
Total residential loans	1,849,313	1,823,340	1,765,540	1,712,311	1,597,564

Commercial real estate	2,820,410	2,848,410	2,813,441	2,762,311	2,674,078
Commercial construction	502,502	472,328	440,510	428,743	398,044
Commercial excluding PPP	1,038,939	1,068,795	1,060,351	1,054,037	1,041,423
Core commercial loans (1)	4,361,851	4,389,533	4,314,302	4,245,091	4,113,545

Consumer direct/indirect	203,800	210,390	212,299	213,405	212,790
Home equity and improvement lines	269,053	272,792	271,676	277,613	272,367
Total consumer loans	472,853	483,182	483,975	491,018	485,157

Deferred loan origination fees	12,326	11,936	11,221	11,057	10,261
Core loans (1)	6,696,343	6,707,991	6,575,038	6,459,477	6,206,527
PPP loans	526	577	791	1,143	1,181
Total loans	$6,696,869	$6,708,568	$6,575,829	$6,460,620	$6,207,708

Loans held for sale	$135,218	$128,079	$119,631	$115,251	$129,142
Core residential loans (1)	1,984,531	1,951,419	1,885,171	1,827,562	1,726,706
Total loans including loans held for sale but excluding PPP	6,831,561	6,836,070	6,694,669	6,574,728	6,335,669

Undisbursed construction loan funds - residential	$82,689	$102,198	$157,934	$209,306	$231,598
Undisbursed construction loan funds - commercial	284,610	353,455	446,294	463,469	493,199
Undisbursed construction loan funds - total	367,299	455,653	604,228	672,775	724,797
Total construction loans including undisbursed funds	$921,438	$1,039,689	$1,185,947	$1,278,255	$1,242,045
Gross loans (2)	$7,051,842	$7,152,285	$7,168,836	$7,122,338	$6,922,244

Fixed rate loans %	49.8%	49.8%	49.5%	48.8%	48.7%
Floating rate loans %	15.8%	15.9%	13.4%	14.3%	16.0%
Adjustable rate loans repricing within 1 year %	2.9%	1.5%	2.0%	2.6%	0.8%
Adjustable rate loans repricing over 1 year %	31.5%	32.8%	35.1%	34.3%	34.5%

Commercial Real Estate Loans Composition
Non owner occupied excluding office	$1,023,585	$1,012,400	$947,442	$934,760	$905,512
Non owner occupied office	207,869	225,046	220,668	222,300	203,565
Owner occupied excluding office	597,303	603,650	609,203	578,514	570,662
Owner occupied office	106,761	107,240	109,014	108,087	105,224
Multifamily	627,602	633,909	661,996	660,823	637,701
Agriculture land	119,710	123,104	122,384	125,384	122,416
Other commercial real estate	137,580	143,061	142,734	132,443	128,998
Total commercial real estate loans	$2,820,410	$2,848,410	$2,813,441	$2,762,311	$2,674,078

Capital Balances
Total equity	$919,567	$936,971	$914,450	$887,721	$864,960
Less: Regulatory goodwill and intangibles	303,740	304,818	330,711	331,981	332,839
Less: Accumulated other comprehensive income/(loss) ("AOCI")	(200,282)	(168,721)	(153,709)	(173,460)	(181,231)
Common equity tier 1 capital ("CET1")	816,109	800,874	737,448	729,200	713,352
Add: Tier 1 subordinated debt	35,000	35,000	35,000	35,000	35,000
Tier 1 capital	851,109	835,874	772,448	764,200	748,352
Add: Regulatory allowances	80,791	80,812	80,003	78,780	76,530

Add: Tier 2 subordinated debt	50,000	50,000	50,000	50,000	50,000
Total risk-based capital	$981,900	$966,686	$902,451	$892,980	$874,882

Total risk-weighted assets	$7,364,534	$7,381,940	$7,370,704	$7,355,979	$7,385,877

Capital Ratios
CET1 Ratio	11.08%	10.85%	10.01%	9.91%	9.66%
CET1 Ratio including AOCI	8.36%	8.56%	7.92%	7.55%	7.20%
Tier 1 Capital Ratio	11.55%	11.32%	10.48%	10.39%	10.13%
Tier 1 Capital Ratio including AOCI	8.84%	9.04%	8.39%	8.03%	7.68%
Total Capital Ratio	13.33%	13.10%	12.24%	12.14%	11.85%
Total Capital Ratio including AOCI	10.61%	10.81%	10.16%	9.78%	9.39%

 (1) Core loans represents total loans excluding undisbursed loan funds, deferred loan origination fees and PPP loans. Core commercial loans represents total commercial real estate, commercial and commercial construction excluding commercial undisbursed loan funds, deferred loan origination fees and PPP loans. Core residential loans represents total loans held for sale, one to four family residential real estate and residential construction excluding residential undisbursed loan funds and deferred loan origination fees.

(2) Gross loans represent total loans including undisbursed construction funds but excluding deferred loan origination fees.

Premier Financial Corp.
Loan Delinquency Information
(dollars in thousands)	Total Balance	Current	30 to 89 days past due	% of Total	Non Accrual Loans	% of Total

September 30, 2023
One to four family residential real estate	$1,797,676	$1,778,106	$7,857	0.44%	$11,713	0.65%
Construction	921,438	921,438	-	0.00%	-	0.00%
Commercial real estate	2,820,410	2,809,421	24	0.00%	10,965	0.39%
Commercial	1,039,465	1,025,632	1,670	0.16%	12,163	1.17%
Home equity and improvement	269,053	263,806	3,471	1.29%	1,776	0.66%
Consumer finance	203,800	196,754	4,200	2.06%	2,846	1.40%
Gross loans	$7,051,842	$6,995,157	$17,222	0.24%	$39,463	0.56%

June 30, 2023
One to four family residential real estate	$1,711,632	$1,694,024	$7,320	0.43%	$10,288	0.60%
Construction	1,039,689	1,039,404	285	0.03%	-	0.00%
Commercial real estate	2,848,410	2,833,765	596	0.02%	14,049	0.49%
Commercial	1,069,372	1,057,057	4,290	0.40%	8,025	0.75%
Home equity and improvement	272,792	267,617	2,945	1.08%	2,230	0.82%
Consumer finance	210,390	204,404	3,587	1.70%	2,399	1.14%
Gross loans	$7,152,285	$7,096,271	$19,023	0.27%	$36,991	0.52%

September 30, 2022
One to four family residential real estate	$1,478,360	$1,464,319	$6,232	0.42%	$7,809	0.53%
Construction	1,242,045	1,242,045	-	0.00%	-	0.00%
Commercial real estate	2,674,078	2,660,068	116	0.00%	13,894	0.52%
Commercial	1,042,604	1,034,898	338	0.03%	7,368	0.71%
Home equity and improvement	272,367	267,077	3,144	1.15%	2,146	0.79%
Consumer finance	212,790	207,453	3,417	1.61%	1,920	0.90%
Gross loans	$6,922,244	$6,875,860	$13,247	0.19%	$33,137	0.48%

Loan Risk Ratings Information
(dollars in thousands)	Total Balance	Pass Rated	Special Mention	% of Total	Classified	% of Total

September 30, 2023
One to four family residential real estate	$1,786,659	$1,775,530	$422	0.02%	$10,707	0.60%
Construction	921,438	913,605	7,833	0.85%	-	0.00%
Commercial real estate	2,819,121	2,738,398	54,523	1.93%	26,200	0.93%
Commercial	1,034,943	982,927	31,930	3.09%	20,086	1.94%
Home equity and improvement	267,106	265,975	-	0.00%	1,131	0.42%
Consumer finance	203,584	200,965	-	0.00%	2,619	1.29%
PCD loans	18,991	13,374	2,814	14.82%	2,803	14.76%
Gross loans	$7,051,842	$6,890,774	$97,522	1.38%	$63,546	0.90%

June 30, 2023
One to four family residential real estate	$1,700,468	$1,689,666	$484	0.03%	$10,318	0.61%
Construction	1,039,689	1,031,356	8,333	0.80%	-	0.00%
Commercial real estate	2,847,035	2,797,688	20,751	0.73%	28,596	1.00%
Commercial	1,063,744	1,021,403	27,376	2.57%	14,965	1.41%
Home equity and improvement	270,722	269,038	-	0.00%	1,684	0.62%
Consumer finance	210,158	207,963	-	0.00%	2,195	1.04%
PCD loans	20,469	13,981	3,786	18.50%	2,702	13.20%
Gross loans	$7,152,285	$7,031,095	$60,730	0.85%	$60,460	0.85%

September 30, 2022

One to four family residential real estate	$1,466,470	$1,458,082	$1,267	0.09%	$7,121	0.49%
Construction	1,242,045	1,240,745	1,300	0.10%	-	0.00%
Commercial real estate	2,672,451	2,584,984	65,233	2.44%	22,234	0.83%
Commercial	1,036,441	1,009,384	20,106	1.94%	6,951	0.67%
Home equity and improvement	269,786	268,384	-	0.00%	1,402	0.52%
Consumer finance	212,493	210,602	-	0.00%	1,891	0.89%
PCD loans	22,558	17,044	93	0.41%	5,421	24.03%
Gross loans	$6,922,244	$6,789,225	$87,999	1.27%	$45,020	0.65%

Premier Financial Corp.
Mortgage and Credit Information
(dollars in thousands)
	As of and for the Three Months Ended					Nine Months Ended
Mortgage Banking Summary	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Revenue from sales and servicing of mortgage loans:
Mortgage banking gains, net	$2,584	$2,242	$(837)	$(1,285)	$3,363	$3,989	$7,072
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	1,850	1,845	1,888	1,862	1,861	5,583	5,602
Amortization of mortgage servicing rights	(1,291)	(1,277)	(1,219)	(1,271)	(1,350)	(3,787)	(4,128)
Mortgage servicing rights valuation adjustments	131	130	(106)	396	96	155	1,624
	690	698	563	987	607	1,951	3,098
Total revenue from sale/servicing of mortgage loans	$3,274	$2,940	$(274)	$(298)	$3,970	$5,940	$10,170

Mortgage servicing rights:
Balance at beginning of period	$20,823	$21,447	$21,858	$21,915	$21,872	$21,858	$22,244
Loans sold, servicing retained	642	653	808	1,214	1,393	2,103	3,799
Amortization	(1,291)	(1,277)	(1,219)	(1,271)	(1,350)	(3,787)	(4,128)
Balance at end of period	20,174	20,823	21,447	21,858	21,915	20,174	21,915
Valuation allowance:
Balance at beginning of period	(663)	(793)	(687)	(1,083)	(1,179)	(687)	(2,707)
Impairment recovery (charges)	131	130	(106)	396	96	155	1,624
Balance at end of period	(532)	(663)	(793)	(687)	(1,083)	(532)	(1,083)
Net carrying value at end of period	$19,642	$20,160	$20,654	$21,171	$20,832	$19,642	$20,832

Allowance for credit losses - loans
Beginning allowance	$75,921	$74,273	$72,816	$70,626	$67,074	$72,816	$66,468
Provision (benefit) for credit losses - loans	245	1,410	3,944	3,020	3,706	5,599	9,483
Net recoveries (charge-offs)	347	238	(2,487)	(830)	(154)	(1,902)	(5,325)
Ending allowance	$76,513	$75,921	$74,273	$72,816	$70,626	$76,513	$70,626

Total loans	$6,696,869	$6,708,568	$6,575,829	$6,460,620	$6,207,708
Less: PPP loans	(526)	(577)	(791)	(1,143)	(1,181)
Total loans ex PPP	$6,696,343	$6,707,991	$6,575,038	$6,459,477	$6,206,527

Allowance for credit losses (ACL)	$76,513	$75,921	$74,273	$72,816	$70,626
Add: Unaccreted purchase accounting marks	1,526	1,901	2,301	2,706	3,291
Adjusted ACL	$78,039	$77,822	$76,574	$75,522	$73,917
ACL/Loans	1.14%	1.13%	1.13%	1.13%	1.14%
Adjusted ACL/Loans ex PPP	1.17%	1.16%	1.16%	1.17%	1.19%

Credit Quality
Total non-performing loans (1)	$39,463	$36,991	$34,377	$33,822	$33,137
Real estate owned (REO)	387	561	393	619	416
Total non-performing assets (2)	$39,850	$37,552	$34,770	$34,441	$33,553
Net charge-offs (recoveries)	(347)	(238)	2,487	830	154

Allowance for credit losses / non-performing assets	192.00%	202.18%	213.61%	211.42%	210.49%
Allowance for credit losses / non-performing loans	193.89%	205.24%	216.05%	215.29%	213.13%
Non-performing assets / loans plus REO	0.60%	0.56%	0.53%	0.53%	0.54%

Non-performing assets / total assets	0.47%	0.44%	0.41%	0.41%	0.41%
Net charge-offs (recoveries) / average loans	-0.02%	-0.01%	0.15%	0.05%	0.01%
Net charge-offs (recoveries) / average loans LTM	0.04%	0.14%	0.14%	0.10%	0.26%

(1) Non-performing loans consist of non-accrual loans.
(2) Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Premier Financial Corp.
Non-GAAP Reconciliations
	Three Months Ended					Nine Months Ended
(In thousands, except per share and ratio data)	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Total non-interest expenses	$38,052	$44,495	$42,791	$43,028	$41,099	$125,338	$121,483
Less: Transaction costs (pre-tax)	-	3,652	-	-	-	3,652	-
Core non-interest expenses	$38,052	$40,843	$42,791	$43,028	$41,099	$121,686	$121,483

Non-interest income	$13,253	$53,346	$12,462	$14,228	$16,704	$79,061	$47,932
Less: Gain on sale of insurance agency (pre-tax)	-	36,296	-	-	-	36,296	-
Core non-interest income	$13,253	$17,050	$12,462	$14,228	$16,704	$42,765	$47,932
Less: Securities gains (losses)	256	64	(1,411)	1,210	43	(1,091)	(1,760)
Core non-interest income (ex securities gains/losses)	$12,997	$16,986	$13,873	$13,018	$16,661	$43,856	$49,692

Tax-equivalent net interest income	$54,318	$54,059	$56,391	$62,783	$63,509	$164,768	$180,952
Core non-interest income (ex securities gains/losses)	12,997	16,986	13,873	13,018	16,661	43,856	49,692
Total core revenues	67,315	71,045	70,264	75,801	80,170	208,624	230,644
Core non-interest expenses	$38,052	$40,843	$42,791	$43,028	$41,099	$121,686	$121,483
Core efficiency ratio	56.53%	57.49%	60.90%	56.76%	51.26%	58.33%	52.67%

Income (loss) before income taxes	$30,238	$62,303	$22,252	$31,045	$34,905	$114,793	$95,236
Add: Provision (benefit) for credit losses	(773)	540	3,706	2,774	4,012	3,473	11,513
Pre-tax pre-provision income	29,465	62,843	25,958	33,819	38,917	118,266	106,749
Add: Transaction costs (pre-tax)	-	3,652	-	-	-	3,652	-
Less: Gain on sale of insurance agency (pre-tax)	-	36,296	-	-	-	36,296	-
Core pre-tax pre-provision income	$29,465	$30,199	$25,958	$33,819	$38,917	$85,622	$106,749
Average total assets	$8,582,219	$8,597,786	$8,433,100	$8,304,462	$8,161,389	$8,538,248	$7,807,013
Core pre-tax pre-provision return on average assets	1.36%	1.41%	1.25%	1.62%	1.89%	1.34%	1.83%

Net income (loss)	$24,687	$48,391	$18,149	$25,275	$28,195	$91,227	$76,912
Less: Gain on sale of insurance agency (pre-tax)	-	36,296	-	-	-	36,296	-
Add: Transaction costs (pre-tax)	-	3,652	-	-	-	3,652	-
Add: Tax impact of sale transaction	-	8,483	-	-	-	8,483	-
Core net income	$24,687	$24,230	$18,149	$25,275	$28,195	$67,066	$76,912

Diluted shares - Reported	35,794	35,800	35,719	35,790	35,704	35,769	35,818
Core diluted EPS	$0.69	$0.68	$0.51	$0.71	$0.79	$1.87	$2.15

Average total assets	$8,582,219	$8,597,786	$8,433,100	$8,304,462	$8,161,389	$8,538,248	$7,807,013
Core return on average assets	1.14%	1.13%	0.87%	1.21%	1.37%	1.05%	1.32%

Average total equity	$939,456	$921,441	$901,587	$875,287	$912,224	$920,967	$945,141
Core return on average equity	10.43%	10.55%	8.16%	11.46%	12.26%	9.74%	10.88%

Average total tangible equity	$630,126	$586,579	$565,169	$538,080	$573,641	$594,196	$605,195
Core return on average tangible equity	15.54%	16.57%	13.02%	18.64%	19.50%	15.09%	16.99%